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                                                                  Exhibit 10.15


                           STOCK RIGHTS SURRENDER

                     & RESTRICTED STOCK GRANT AGREEMENT

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        This STOCK RIGHTS SURRENDER & RESTRICTED STOCK GRANT AGREEMENT (the
"Agreement") dated and effective as of the 18th day of November, 1996, by and among AmeriPath, Inc., a Delaware corporation ("AmeriPath" or the "Company"), and each of _______________, M.D., ________________, M.D. and_____________,
M.D. (each, a "Doctor", and collectively, the "Doctors").

        WHEREAS, the Doctors and AmeriPath are party to that certain stock purchase agreement, dated as of ____________, 1996 (the "Purchase Agreement"), by and among the Company, the Doctors and _____________ (the "Practice"), pursuant to which AmeriPath purchased all of the capital stock of the Practice from the Doctors (the "Acquisition");

        WHEREAS, in connection with the Acquisition, which has been consummated, each Doctor received certain purchase price consideration in exchange for the capital stock and/or assets of the Practice sold, including certain contingent stock rights pursuant to Section 1.3 of, and Schedule 1.3 to, the Purchase Agreement (the "Stock Rights"), and certain non-negotiable subordinated contingent notes due December 31, 2001 (each, a "Note" and, collectively, the "Notes"), pursuant to Section 1.2 of the Purchase Agreement;

        WHEREAS, the Stock Rights require AmeriPath to issue up to an aggregate maximum amount of _______ shares (the "Maximum Shares") of AmeriPath Common Stock, par value $.01 per share ("AmeriPath Stock"), upon the achievement of certain specified operating earnings targets, on a cumulative basis over a period of ____ years, as set forth in the Purchase Agreement and the schedules thereto;

        WHEREAS, after due consideration of all relevant factors, each of AmeriPath and each Doctor believes that the Stock Rights conflict with the overall goals of the Company and each Doctor, and each Doctor therefore desires to amend and restructure certain of the consideration provided under the Purchase Agreement and effect a surrender of such Doctor's Stock Rights in exchange for a fixed number of shares of AmeriPath Stock, subject to certain restrictions on transfer, all upon the terms and subject to the conditions set forth in this Agreement;

        WHEREAS, in consideration for the surrender of the Stock Rights, AmeriPath desires to restructure and accelerate the payment of certain consideration paid under the Purchase Agreement and grant and convey to each Doctor, and each Doctor desires to acquire and receive from AmeriPath, ______ shares of AmeriPath Stock (as defined in Section 2.1.3, the "Shares"), as substitute purchase price consideration under the Purchase Agreement, which



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Shares are subject to certain restrictions on transfer, upon the terms and subject to the conditions set forth in this Agreement;

        WHEREAS, AmeriPath and each of the Doctors negotiated in good faith, in a bargained for exchange in determining the appropriate substitute purchase price consideration being exchanged pursuant hereto, and each of the Doctors and AmeriPath believe that the fair value of the Shares received by the Doctors is approximately equal to the fair value of the Stock Rights surrendered;

        NOW, THEREFORE, in consideration of the premises and the respective mutual agreements, covenants, representations and warranties herein contained, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

                                  ARTICLE 1

                         SURRENDER OF STOCK RIGHTS;
                         GRANT OF SHARES; SURRENDER

        1.1 Surrender of Stock Rights. In consideration for the issuance, grant, conveyance and delivery of the Shares by AmeriPath to each Doctor pursuant to
Section 1.2 hereof, each Doctor hereby irrevocably agrees to surrender, cancel and terminate such Doctor's Stock Rights, including all of such Doctor's right, title and interest in and to the Stock Rights, for the benefit of AmeriPath. In furtherance and not in limitation of the foregoing, each Doctor hereby irrevocably agrees to the surrender, cancellation and termination of all rights of such Doctor to, and all obligations of AmeriPath (or any subsidiary or affiliate of AmeriPath) under or in connection with, the Stock Rights, and AmeriPath hereby accepts and agrees to such surrender, cancellation and termination. Upon the grant and conveyance of Shares pursuant to Section 1.2 hereof, (i) each Doctor shall have no further right, title or interest in, to or under the Stock Rights, and shall have no right or claim in connection therewith, and (ii) the Stock Rights, and any and all obligations of AmeriPath in connection therewith, shall be cancelled and terminated.

        1.2 Grant of Shares. Subject to the terms and conditions of this Agreement, and in consideration for the surrender, cancellation and termination of the Stock Rights by each Doctor pursuant to Section 1.1 hereof, AmeriPath hereby agrees to issue, grant, convey and deliver to each Doctor, and each Doctor hereby agrees to receive and accept delivery of, the Shares, consisting of ______ shares of AmeriPath Stock, which Shares shall be subject to the restrictions on transfer set forth in Article 2 hereof. Promptly following execution and delivery of this Agreement, AmeriPath shall deliver to each Doctor a certificate evidencing the Shares, free and clear of all liens, encumbrances and restrictions (other than those created under or pursuant to this Agreement, the Company's shareholders' agreement or federal or state securities laws), duly endorsed or together with appropriate stock powers

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or other instruments of transfer and with all requisite transfer stamps attached. The Shares, when issued to each Doctor in accordance with this
Section 1.2, shall be duly authorized, validly issued, fully paid and non-assessable shares of AmeriPath Stock.

                                  ARTICLE 2

                          RESTRICTIONS ON TRANSFER

        2.1         Restrictions on Transfer.

                    2.1.1 Except as is specifically permitted by the provisions of this ARTICLE 2, the sale, assignment, transfer, conveyance, pledge, margin, hypothecation, gift, bequest, devise, levy, execution or other disposition (hereinafter, each, a "transfer") of a Doctor's Shares, either directly or indirectly, by operation of law or otherwise, to any person (including any individual, trust, corporation, partnership, company, association, syndicate, venture, special purpose vehicle or other entity) is strictly prohibited.

                    2.1.2 In furtherance and not in limitation of the foregoing, no Doctor shall transfer any Shares at any time if such transfer would constitute a breach of any shareholders agreement with AmeriPath, or a violation of any federal or state securities or "blue sky" laws, rules or regulations (collectively, "Securities Laws"), or a breach of the conditions to any exemption from registration of the Shares under any such Securities Laws, or a breach of any undertaking or agreement of such Doctor entered into with AmeriPath pursuant to such Securities Laws or in connection with obtaining an exemption thereunder, and the Company shall not transfer upon its books any Shares unless prior thereto the Company shall have received an opinion, in form and substance satisfactory to the Company, of counsel, reasonably satisfactory to the Company, that such transfer is in compliance with this ARTICLE 2.

                    2.1.3 For purposes of this Agreement (and the restrictions set forth in this Article 2), the term "Shares" shall mean and include (i) the shares of AmeriPath Stock issued, granted, conveyed and delivered to each Doctor pursuant to Section 1.1 hereof (the "Primary Shares"), and (ii) any and all other or additional shares of capital stock of AmeriPath issued or delivered by AmeriPath with respect to the shares of AmeriPath Stock described in clause (i) hereof, including without limitation any shares of capital stock of AmeriPath issued or delivered with respect to such shares as a result of any stock split, stock dividend, stock distribution, recapitalization or similar transaction (the "Additional Shares").

        2.2 Lapse of Transfer Restrictions Over Time. Notwithstanding the provisions of Section 2.1.1 hereof, commencing on ____________, 1997, and on each of the [four] one-year anniversaries of such date, [20%] of the Shares (including both the Primary Shares and any Additional Shares issued with respect to such Primary Shares) owned by each Doctor shall be free of the restrictions set forth in Section 2.1.1, such restrictions at such time having

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lapsed and no longer being applicable to such percentage of the Shares, so that after [five (5)] years none of the Shares (including Primary Shares and Additional Shares) shall be subject to the restrictions set forth in Section
2.1.1 hereof; provided, however, that simultaneous with the consummation of a Change of Control (as defined below), the restrictions on transfer provided in
Section 2.1.1 shall immediately and fully lapse and terminate with respect to all of the Shares. A "Change of Control" for purposes hereof shall mean and include a transaction--including a merger, share exchange, tender offer, recapitalization, or similar transaction involving the purchase of the outstanding capital stock of AmeriPath--as a result of which, and upon the consummation of which, 80% or more of the issued and outstanding capital stock of AmeriPath is acquired by any Person.

        2.3 Permitted Conditional Transfer Upon Death. Notwithstanding the provisions of Section 2.1.1, upon a Doctor's death, the Shares owned by such Doctor shall be transferable solely pursuant to the Doctor's will or in accordance with the laws of descent and distribution, if, and only if, the descendants or devisees, as applicable, of the Shares execute and deliver to AmeriPath an agreement, in form and substance satisfactory to AmeriPath, evidencing their agreement to the restrictions contained in this ARTICLE 2.

        2.4 Legend(s) on Stock Certificates. Each Doctor understands and agrees that any and all stock certificates evidencing the Shares shall contain appropriate restrictive legends indicating, in form satisfactory to AmeriPath, the restrictions to which such Shares are subject, as provided under this Agreement.

                                  ARTICLE 3

                       REPRESENTATIONS AND WARRANTIES

        3.1 Representations and Warranties of Each Doctor.  Each
Doctor, understanding that AmeriPath is relying upon the following, represents and warrants to AmeriPath as follows:

                    3.1.1 Each Doctor has been offered, and up to the date hereof, shall be offered, the opportunity to ask questions of, and receive answers from, AmeriPath and its officers, and the Doctors have been given full and complete access to all available information and data relating to the business and assets of AmeriPath, have obtained such additional information about AmeriPath which the Doctors have deemed necessary in order to evaluate the opportunities, both financial and otherwise, with respect to AmeriPath and, except as set forth herein, have not relied on any representation, warranty or other statement concerning AmeriPath in their evaluation of the decision to consummate the transactions contemplated herein. On the basis of the foregoing, each Doctor is familiar with the operations, business plans and financial condition of AmeriPath.

                    3.1.2 Each Doctor understands that he must bear the economic risk of the Shares for an indefinite period of time because, except as provided in this Agreement, (i) each Doctor understands that AmeriPath proposes to issue and deliver the shares of AmeriPath Common Stock issuable in accordance with this Agreement, without compliance with the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"), that for such purpose AmeriPath will rely upon the representations, warranties, covenants and agreements contained


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        herein, as well as any additional representations, warranties, covenants, agreements and certifications requested by AmeriPath to be delivered by the Doctors at such time of issuance of the AmeriPath Stock; and that such noncompliance with registration is not permissible unless such representations and warranties are correct and such covenants and agreements are performed at and as of the time of issuance; (ii) each Doctor understands that, under existing rules of the Securities and Exchange Commission (the "SEC"), there are substantial restrictions on the transferability of the Shares; the Shares may be transferred only if registered under the Securities Act or if an exemption from such registration is available; the Doctors may not be able to avail themselves of the provisions of Rule 144 promulgated by the SEC under the Securities Act with respect to the transfer of the Shares; (iii) the Shares may not be sold, transferred, pledged, or otherwise disposed of except pursuant to ARTICLE 2 hereof, and then only with an opinion of counsel for or satisfactory to AmeriPath that registration under the Securities Act or any applicable state securities laws is not required; and (iv) AmeriPath neither has an obligation to register a sale of the Shares held by any Doctor nor has it agreed to do so in the future.

                    3.1.3 Each Doctor is an "accredited investor", as such term is defined in Rule 501 of Regulation D promulgated under the Securities Act in that, as of the date of this Agreement, he or she either (a) (either individually or jointly with his or her spouse) has a net worth in excess of $1,000,000; or (b) had an individual income in excess of $200,000 in each of the two most recent years or joint income with his or her spouse in excess of $300,000 in each of those years, and reasonably expects reaching the same income level in the current year.

                    3.1.4 Each Doctor is a sophisticated investor familiar with the type of risks inherent in the acquisition of securities such as the Shares and such Doctor's financial position is such that such Doctor can afford to retain his Shares for an indefinite period of time without realizing any direct or indirect cash return on such Doctor's investment.

                    3.1.5 Each Doctor understands, agrees and acknowledges that the Shares have not been registered under the Florida Securities Act in reliance upon exemption provisions contained therein which AmeriPath believes are available. Any sale made pursuant to such exemption provisions is voidable by the purchaser within three business days after the first tender of consideration is made by the purchaser to the issuer, an agent of the issuer or an escrow agent. A withdrawal within such three-day period will be without any further liability to any person (except that the purchase price attributable to such withdrawal must be returned to the purchaser). To accomplish this withdrawal, a purchaser need only send a letter or telegram to AmeriPath at the address set forth herein, indicating his or her intention to withdraw. Such letter or telegram should be sent and postmarked prior to the end of the aforementioned third business day. It is advisable to send such letter by certified mail, return receipt requested, to ensure that it is received and also to evidence the


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        date it was mailed. If the request is made orally, in person or by telephone, to a representative of AmeriPath, a written confirmation that the request has been received should be requested.

                    3.1.6 Each Doctor is acquiring the Shares for such Doctor's own account and not with a view to, or for sale in connection with, the distribution thereof within the meaning of the Securities Act.

                    3.1.7 Each Doctor understands that the certificates evidencing the Shares will bear appropriate restrictive legends.

                    3.1.8 Each Doctor understands that, in connection with the surrender, cancellation and termination of the Stock Rights pursuant to
        Section 1.1 hereof, such Doctor is irrevocably and forever relinquishing valuable contingent rights to receive shares of AmeriPath Stock, including (depending upon the operating earnings performance of the Practice and other factors) the possible right to receive substantially more shares of AmeriPath Stock than the number of Shares being issued, granted, conveyed and delivered pursuant to Section 1.2 hereof. Each Doctor also understands and agrees that the restrictions on transfer provided for herein are reasonable, necessary and bargained for in connection with this Agreement.

        3.2 Representations and Warranties of AmeriPath. AmeriPath represents and warrants to each Doctor as follows:

                    3.2.1 AmeriPath has full corporate authority and power to issue the Shares and deliver the Shares to the Doctors as provided herein. Upon execution and delivery hereof, AmeriPath will transfer and convey, and the Doctors will acquire, good, valid and marketable title to the Shares, free and clear of all claims, encumbrances, security interests, charges, or liens of any kind whatsoever (other than those created under or pursuant to this Agreement, the Company's shareholders' agreement or federal or state securities laws).

                    3.2.2 All shares of AmeriPath Stock required to be issued by AmeriPath to the Doctors, in accordance with the terms and subject to the conditions set forth in this Agreement, shall, upon issuance and delivery, be duly authorized, validly issued, fully paid and non-assessable.

                                  ARTICLE 4

                                MISCELLANEOUS

        4.1 Survival of Representations, Warranties, Covenants and Agreements. All of the representations, warranties, covenants and agreements of AmeriPath and each Doctor

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contained in this Agreement shall be continuing and shall survive the closing without limitation as to time.

        4.2 Expenses. Each party hereto shall bear its own fees, costs and expenses with respect to this Agreement and the transactions contemplated hereby.

        4.3 Notices. All notices and other communications required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given when delivered by hand, upon delivery to Federal Express or another reputable overnight courier, or upon their deposit in the United States mail, by registered or certified mail (postage prepaid, return receipt requested) to the parties at the addresses specified in the Purchase Agreement or at such other addresses as any party may from time to time give written notice to the others.

        4.4 Headings. The headings contained in this Agreement are inserted for convenience only and do not constitute a part of this Agreement or affect the meaning, construction or interpretation of this Agreement.

        4.5 Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof, and supersedes all prior agreements, understandings, negotiations and discussions, both written and oral, between the parties hereto with respect to the transactions contemplated hereby.

        4.6 Benefits; Binding Effect. This Agreement and all of the provisions hereof shall inure to the benefit of, and be binding upon, the parties hereto and their respective heirs, devisees, successors and assigns and are not intended to confer upon any other person any rights or remedies hereunder. The obligations and agreements of each Doctor are, and shall be deemed and interpreted to be, separate and distinct from, and thus not dependent upon, the obligations and agreements of each other Doctor, and shall be binding upon such Doctor and enforceable by AmeriPath.

        4.7 No Waiver. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar), nor shall any such waiver constitute a continuing waiver unless otherwise expressly so provided.

        4.8 Agreement To Take Actions. It is the intent of the parties hereto that this Agreement be valid and enforceable in accordance with the laws of the State of Florida. Each party hereto shall execute, and/or prepare and deliver such other records, resolutions, consents, documents, certificates, agreements, notes, guarantees and other writings and take such further and other actions as may be necessary or appropriate in order to ensure the proper effectiveness and enforceability of this Agreement. Further, each party hereto shall perform its covenants and agreements expeditiously and diligently, and in good faith, and shall not take any action or omit to take any action which might adversely affect its ability


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to perform the obligations or consummate the transactions contemplated by this
Agreement and shall execute and/or prepare and deliver such records, resolutions, consents, documents, certificates, agreements, notes, guarantees and other writings and take such other actions as may be necessary or appropriate in order expeditiously to perform any such obligations and/or consummate any such transactions.

        4.9 Severability. The invalidity of any one or more of the words, phrases, sentences, clauses, sections or subsections contained in this Agreement shall not affect the enforceability of the remaining portions of this Agreement or any part hereof, all of which are inserted conditionally on their being valid in law, and, in the event that any one or more of the words, phrases, sentences, clauses, sections or subsections contained in this Agreement shall be declared invalid, this Agreement shall be construed as if such invalid word or words, phrase or phrases, sentence or sentences, clause or clauses, section or sections, or subsection or subsections had not been inserted. In addition, although this Agreement reflects the binding obligation and agreement of more than one Doctor, the obligations and agreements of each Doctor are, and shall be deemed and interpreted to be, separate and distinct from, and thus not dependent upon, the obligations and agreements of each other Doctor.

        4.10 Attorneys' Fees. If any party to this Agreement seeks to enforce the terms and provisions of this Agreement, then the prevailing party in such action shall be entitled to recover from the losing party all costs in connection with such action, including without limitation reasonable attorneys' fees, expenses and costs incurred at the trial court and all appellate levels.

        4.11 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same Agreement and each of which shall be deemed an original.

        4.12 Applicable Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Florida (without reference to the conflict of laws provisions thereof). To the fullest extent permitted by law, AmeriPath and each Doctor hereby (a) submits to the jurisdiction of the Florida and United States courts for the Florida judicial circuit and the federal district, respectively, wherein lies Broward County, Florida for purposes of any legal action or proceeding brought under this Agreement and (b) agrees that exclusive venue of any such action or proceeding may be laid in Broward County, Florida and waive any claim that the same is an inconvenient forum.


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        IN WITNESS WHEREOF, the parties hereto have executed and delivered this
Agreement as of the date first written above.

                                DOCTORS:


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                                AMERIPATH, INC.

                                By:
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                                   Robert P. Wynn, Chief Financial Officer


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